Profire Energy, Inc. Provides Preliminary Second Quarter Revenue Estimate

LINDON, Utah June 27, 2018 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today announced certain preliminary information regarding its expected revenues for the quarter ending June 30, 2018.

The Company anticipates preliminary revenue for the quarter ending June 30, 2018 will be in the range of $11.0 million to $11.2 million, as compared to revenue of $9.4 million for the quarter ended June 30, 2017, which would represent the Company’s second-highest quarterly revenues since December 2014. The Company anticipates operating margins for the quarter ending June 30, 2018 will be consistent with its historical operating margins.

The Company has not finalized its financial statement review process for the quarter ending June 30, 2018. The information in this release is preliminary and based upon the information currently available to the Company. As part of the finalization of the financial statements, items may be identified that would require the Company to make adjustments, which could be material. As a result, the preliminary selected financial information above is forward-looking information and subject to risks and uncertainties, including possible adjustments to the preliminary unaudited financial information.

Management Commentary

“We believe the second quarter is shaping up to be a historically good quarter for the Company, and we continue to see strong demand for our products,” said Ryan Oviatt, Profire’s Chief Financial Officer. “Based on our impressive first quarter revenues of $12.1 million and the expected range of second quarter revenues, we believe the Company is well positioned to build on a strong first half of 2018 to achieve year over year growth in revenue for the remainder of 2018.”

“We believe the Company remains on track to outperform the 2017 fiscal year in 2018,” said Brenton Hatch, the Company’s Chief Executive Officer. “We remain committed to the pillars of our long term growth strategy: 3100 market penetration and expansion, new product development, expansion into the international markets for our products, realization of the CMS product adoption and potential growth through merger and acquisition opportunities that fit our objectives.”

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected revenues and operating margins for the quarter ending June 30, 2018 and the Company’s expected results of operations for the year ending December 31, 2018. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Or

Steven Hooser
Three Part Advisors, LLC
214-872-2710, shooser@threepa.com